UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2007

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On March 7, 2007 we announced financial results for our fourth quarter and fiscal year ended January 31, 2007. Service and technology revenues for the quarter, which included recognition of Comcast development revenue of $3.1 million, increased 22% to $57.4 million, compared with $47.0 million for the same prior year period. Net loss for the quarter was ($18.7) million or ($0.19) per share, compared to a net loss of ($21.1) million, or ($0.25) per share, for the three months ended January 31, 2006. This decrease in net loss was due to improved service revenues gross margin coupled with a decrease in legal costs, which were offset by the expensing of stock options.

As of January 31, 2007 our total subscriptions were 4.4 million. TiVo-Owned subscription gross additions were 163,000 for the quarter, compared to 221,000 in the fourth quarter of last year. Our churn rate has increased by 0.3% from 0.9% in the quarter ended January 31, 2006 to 1.2% for the quarter ended January 31, 2007. TiVo-Owned subscription net additions were lower at 101,000 compared to 183,000 in the fourth quarter of last year. The installed base of DIRECTV TiVo subscriptions has declined to approximately 2.7 million.

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2007	2006	2007	2006
		Adjusted		Adjusted
Service revenues	$53,543	$46,305	$198,924	$167,194
Technology revenues	3,837	663	19,061	3,665

Service and Technology revenues	57,380	46,968	217,985	170,859

Hardware revenues	35,074	32,266	88,740	72,093
Rebates, revenue share, and other payments to channel	(14,835)	(19,167)	(47,767)	(47,027)

Net revenues	77,619	60,067	258,958	195,925

Cost of service revenues (1)	12,445	10,250	43,328	34,179
Cost of technology revenues (1)	3,476	(121)	16,849	782
Cost of hardware revenues	43,534	38,811	112,212	86,817

Gross margin	18,164	11,127	86,569	74,147

Research and development (1)	12,755	10,693	50,728	41,087
Sales and marketing (1)	16,666	10,637	42,522	35,047
General and administrative (1)	8,852	11,769	44,813	38,018

Loss from operations	(20,109)	(21,972)	(51,494)	(40,005)

Interest and other income (expense), net	1,418	899	4,594	3,070
Provision for taxes	(17)	(13)	(52)	(64)

Net loss attributable to common stockholders	$(18,708)	$(21,086)	$(46,952)	$(36,999)

Net loss per common share—basic and diluted	$(0.19)	$(0.25)	$(0.52)	$(0.44)

Weighted average common shares used to calculate basic and diluted net loss per share	96,415	84,643	89,864	83,683

(1) Includes stock-based compensation expense (benefit) as follows (FY 2007 increases are due primarily to the adoption of FAS 123 (R))

Cost of service revenues	$117	$—	$470	$—
Cost of technology revenues	338	—	1,020	—
Research and development	1,419	46	5,596	(85)
Sales and marketing	385	75	1,649	55
General and administrative	1,720	216	5,977	415

TIVO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(unaudited)

	January 31, 2007	January 31, 2006
		Adjusted
ASSETS
CURRENT ASSETS
Cash and cash equivalents, and short-term investments	$128,765	$104,213
Accounts receivable	20,641	20,111
Inventories	29,980	10,939
Prepaid expenses and other, current	3,873	8,744

Total current assets	183,259	144,007
LONG-TERM ASSETS
Property and equipment, net	11,706	9,448
Purchased technology, capitalized software, and intangible assets, net	16,769	5,206
Prepaid expenses and other, long-term	1,019	347

Total long-term assets	29,494	15,001

Total assets	$212,753	$159,008

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$37,127	$24,050
Accrued liabilities	36,543	37,449
Deferred revenue, current	64,872	57,902

Total current liabilities	138,542	119,401
LONG-TERM LIABILITIES
Deferred revenue, long-term	54,851	67,575
Deferred rent and other	1,562	1,404

Total long-term liabilities	56,413	68,979

Total liabilities	194,955	188,380
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, par value $0.001:
Authorized shares are 10,000,000
Issued and outstanding shares—none	—	—
Common stock, par value $0.001:
Authorized shares are 150,000,000
Issued and outstanding shares are 97,231,483 and 85,376,191, respectively	97	85
Additional paid-in capital	759,314	667,055
Deferred compensation	—	(2,421)
Accumulated deficit	(741,043)	(694,091)
Less: Treasury stock, at cost—80,503 shares	(570)	—

Total stockholders’ equity (deficit)	17,798	(29,372)

Total liabilities and stockholders’ equity (deficit)	$212,753	$159,008

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Twelve Months Ended January 31,
	2007	2006
		Adjusted
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(46,952)	$(36,999)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment and intangibles	7,759	6,345
Loss on disposal of fixed assets	—	2
Recognition of stock-based compensation expense	14,712	385
Changes in assets and liabilities:
Accounts receivable, net	(530)	5,768
Inventories	(19,041)	1,165
Prepaid expenses and other	4,199	(3,377)
Accounts payable	11,963	5,314
Accrued liabilities	(662)	4,276
Deferred revenue	(5,754)	20,329
Deferred rent and other long-term liabilities	158	217

Net cash provided by (used in) operating activities	$(34,148)	$3,425

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of short-term investments	(28,621)	(15,502)
Sales of short-term investments	7,850	15,687
Acquisition of property and equipment	(7,341)	(7,075)
Acquisition of capitalized software and intangibles	(13,125)	(3,915)

Net cash used in investing activities	$(41,237)	$(10,805)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowing under bank line of credit	—	3,500
Payments to bank line of credit	—	(8,000)
Proceeds from issuance of common stock	64,539	—
Proceeds from issuance of common stock related to exercise of warrants	3,330	—
Proceeds from issuance of common stock related to exercise of common stock options	9,075	7,011
Proceeds from issuance of common stock related to employee stock purchase plan	2,792	2,922
Treasury Stock—repurchase of restricted stock for tax withholding	(570)	—

Net cash provided by financing activities	$79,166	$5,433

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$3,781	$(1,947)

TIVO INC.

OTHER DATA

Subscriptions

	Three Months Ended January 31,		Twelve Months Ended January 31,
(Subscriptions in thousands)	2007	2006	2007	2006
TiVo-Owned Subscription Gross Additions	163	221	429	494

Subscription Net Additions:
TiVo-Owned	101	183	235	350
DIRECTV	(91)	173	(155)	1,013

Total Subscription Net Additions	10	356	80	1,363

Cumulative Subscriptions:
TiVo-Owned	1,726	1,491	1,726	1,491
DIRECTV	2,718	2,873	2,718	2,873

Total Cumulative Subscriptions	4,444	4,364	4,444	4,364
% of TiVo-Owned Cumulative Subscriptions paying recurring fees	58%	51%	58%	51%

Included in the 4,444,000 subscriptions are approximately 165,000 lifetime subscriptions that have reached the end of the 48-month period TiVo uses to recognize lifetime subscription revenue. These lifetime subscriptions no longer generate subscription revenue.

TIVO INC.

OTHER DATA—KEY BUSINESS METRICS

	Three Months Ended January 31,		Twelve Months Ended January 31,
TiVo-Owned Churn Rate	2007	2006	2007	2006
	(In thousands)		(In thousands)
Average TiVo-Owned subscriptions	1,672	1,388	1,584	1,269
TiVo-Owned subscription cancellations	(62)	(38)	(194)	(144)
Number of Months	3	3	12	12

TiVo-Owned Churn Rate per month	-1.2%	-0.9%	-1.0%	-0.9%

TiVo-Owned Churn Rate per Month. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our ability to retain existing TiVo-Owned subscriptions (including both monthly and product lifetime subscriptions) by providing services that are competitive in the market. Management believes factors such as service enhancements, service commitments, higher customer satisfaction, and improved customer support may improve this metric. Conversely, management believes factors such as increased competition, lack of competitive service features, and increased price sensitivity may cause our TiVo-Owned Churn Rate per month to increase.

We define the TiVo-Owned Churn Rate per month as the total TiVo-Owned subscription cancellations in the period divided by the Average TiVo-Owned subscriptions for the period (including both monthly and product lifetime subscriptions), which then is divided by the number of months in the period. We calculate Average TiVo-Owned subscriptions for the period by adding the average TiVo-Owned subscriptions for each month and dividing by the number of months in the period. We calculate the average TiVo-Owned subscriptions for each month by adding the beginning and ending subscriptions for the month and dividing by two. We are not aware of any uniform standards for calculating churn and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended January 31,		Twelve Months Ended January 31,
Subscription Acquisition Costs	2007	2006	2007	2006
	(In thousands, except SAC)		(In thousands, except SAC)
		Adjusted		Adjusted
Sales and marketing expenses	$16,666	$10,637	$42,522	$35,047
Rebates, revenue share, and other payments to channel	14,835	19,167	47,767	47,027
Hardware revenues	(35,074)	(32,266)	(88,740)	(72,093)
Cost of hardware revenues	43,534	38,811	112,212	86,817

Total Acquisition Costs	39,961	36,349	113,761	96,798

TiVo-Owned Subscription Gross Additions	163	221	429	494

Subscription Acquisition Costs (SAC)	$245	$164	$265	$196

Subscription Acquisition Cost or SAC. Management reviews this metric, and believes it may be useful to investors, in order to evaluate trends in the efficiency of our marketing programs and subscription acquisition strategies. We define SAC as our total acquisition costs for a given period divided by TiVo-Owned subscription gross additions for the same period. We define total acquisition costs as the sum of sales and marketing expenses, rebates, revenue share, and other payments to channel, minus hardware gross margin (defined as hardware revenues less cost of hardware revenues). We do not include DIRECTV subscription gross additions in our calculation of SAC because we incur limited or no acquisition costs for new DIRECTV subscriptions. We are not aware of any uniform standards for calculating total acquisition costs or SAC and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended January 31,		Twelve Months Ended January 31,
TiVo-Owned Average Revenue per Subscription	2007	2006	2007	2006
	(In thousands, except ARPU)
Service and Technology revenues	$57,380	$46,968	$217,985	$170,859
Less: Technology revenues	(3,837)	(663)	(19,061)	(3,665)

Total Service revenues	53,543	46,305	198,924	167,194
Less: DIRECTV-related service revenues	(8,456)	(9,602)	(32,066)	(32,788)

TiVo-Owned-related service revenues	45,087	36,703	166,858	134,406
Average TiVo-Owned revenues per month	15,029	12,234	13,905	11,201
Average TiVo-Owned per month subscriptions	1,672	1,388	1,584	1,269

TiVo-Owned ARPU per month	$8.99	$8.82	$8.78	$8.83

	Three Months EndedJanuary 31,		Twelve Months Ended January 31,
DIRECTV Average Revenue per Subscription	2007	2006	2007	2006
	(In thousands, except ARPU)
Service and Technology revenues	$57,380	$46,968	$217,985	$170,859
Less: Technology revenues	(3,837)	(663)	(19,061)	(3,665)

Total Service revenues	53,543	46,305	198,924	167,194
Less: TiVo-Owned-related service revenues	(45,087)	(36,703)	(166,858)	(134,406)

DIRECTV-related service revenues	8,456	9,602	32,066	32,788
Average DIRECTV revenues per month	2,819	3,201	2,672	2,732
Average DIRECTV per month subscriptions	2,767	2,818	2,606	2,376

DIRECTV ARPU per month	$1.02	$1.14	$1.03	$1.15

Average Revenue Per Subscription or ARPU. Management reviews this metric, and believes it may be useful to investors, in order to evaluate the potential of our subscription base to generate revenues from a variety of sources, including subscription fees, advertising, and audience measurement research. ARPU does not include rebates, revenue share and other payments to channel that reduce our GAAP revenues. Additionally, under the accounting policy for our bundled sales program, revenues associated with these bundled sales transactions, which were previously recognized as hardware revenues, are now being recognized in service revenues. As a result, you should not use ARPU as a substitute for measures of financial performance calculated in accordance with GAAP. Management believes it is useful to consider this metric excluding the costs associated with rebates, revenue share and other payments to channel because of the discretionary nature of these expenses and because management believes these expenses are more appropriately monitored as part of SAC. We are not aware of any uniform standards for calculating ARPU and caution that our presentation may not be consistent with that of other companies.

We calculate ARPU per month for TiVo-Owned subscriptions by subtracting DIRECTV-related service revenues (which includes DIRECTV subscription service revenues and DIRECTV-related advertising revenues) from our total reported service revenues and dividing the result by the number of months in the period. We then divide by Average TiVo-Owned subscriptions for the period, calculated as described above for churn rate. The above table shows this calculation and reconciles ARPU for TiVo-Owned subscriptions to our reported service and technology revenues.

We calculate ARPU per month for DIRECTV subscriptions by first subtracting TiVo-Owned-related service revenues (which includes TiVo-Owned subscription service revenues and TiVo-Owned related advertising revenues) from our total reported service revenues. Then we divide average revenues per month for DIRECTV-related service revenues by average subscriptions for the period. The above table shows this calculation and reconciles ARPU for DIRECTV subscriptions to service and technology revenues.

For Fiscal 2007, pursuant to the most recent amendment of our agreement with DIRECTV, TiVo now defers a portion of the DIRECTV subscription fees equal to the fair value of the undelivered development services. Otherwise, the recurring subscriptions fees in this agreement are similar to the fees for the DIRECTV receivers with TiVo service activated since 2002.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, TiVo’s business development strategies, current and future partnerships, the expected future deployment and availability of the TiVo service, future TiVo service features and advertising technologies, and other factors that may affect future earnings or financial results. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the other potential factors described under “Risk Factors” in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006 and the Quarterly Report on Form 10-Q for the quarter ended April 30, 2006, July 31, 2006 and October 31, 2006 and Current Reports on Form 8-K. We caution you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: March 7, 2007	By:	/s/ Steven Sordello
Steven Sordello
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)